Exhibit 99.1

November 13, 2013

FSP Galleria North Corp.

FSP Galleria North Corp. (the "Company") has continued its suspension of dividends for the third quarter of 2013 due to the fact that the Company’s property is not expected to generate positive cash flow for the near term due to the costs related to leasing.

The Company’s Board of Directors reduced the amount of the dividend commencing in calendar year 2009 in order to build up a larger reserve. As of September 30, 2013, the Company had approximately $2,600,000 of total reserves available. On February 1, 2012, Franklin Street Properties Corp., our single common shareholder, made an investment in Galleria North in the form of a $15,000,000 revolving line of credit to be used for capital improvements and/or to pay operating expenses of the property, including without limitation, tenant improvement allowances and leasing commissions. As of September 30, 2013, $9,880,000 had been advanced under the revolving line of credit, which amount increased to $11,080,000 as of October 31, 2013.

Management is pleased with the recent pace of completed new lease deals and the consequential stabilization of the Company’s property. The property was approximately 79% leased as of September 30, 2013, and has increased to approximately 88% leased as of October 31, 2013. During the first ten months of 2013, management executed eight leases and amendments totaling approximately 106,892 square feet (approximately 28% of the building). The remaining vacant space has been reduced to less than 48,000 square feet with the eleventh floor being the only full-floor vacancy along with a few smaller spaces representing partial floors. During the third quarter, management finalized three leases: (1) U.S. Bank for 10,814 square feet; (2) CRC Insurance Services for 24,907 square feet; and (3) Real Foundation for 17,311 square feet. Subsequent to quarter end, management executed a lease with Murphy’s Deli (2,199 square feet) and finalized an amendment with DealerTrack Technologies (NASDAQ: TRAK) adding the entire seventh floor, or 24,907 square feet. DealerTrack, the largest tenant, has increased its total commitment to 133,873 square feet (approximately 35% of the building). EmCare is currently the second largest tenant and leases 109,863 square feet (approximately 29% of the building). As previously reported, management finalized three lease agreements during the first half of 2013 with Griffith Davison (10,948 square feet), Insperity Support Services (6,149 square feet) and Chicago Title Insurance Company (9,657 square feet).

Management is working diligently on marketing the remaining vacancy and is optimistic that recent progress with additional prospects will continue to yield positive results. The Company’s property is located in the Galleria submarket which is in the southern half of the Far North Dallas submarket. The low vacancy in the northern half of the Far North Dallas submarket (approximately 10% for Class “A” space as of September 30, 2013) continued to spur speculative development in that submarket. Due to the construction, we believe that the tight market conditions in the northern half of the submarket may not last much longer, but we also believe that those same conditions have had a meaningful positive impact on leasing in the southern half of the submarket during the last several years with nearly 800,000 square feet of net absorption (vacancy for Class “A” space in the Galleria submarket was approximately 18% as of September 30, 2013). Prior to these recent gains, the southern half of the Far North Dallas submarket had struggled to keep existing anchor tenants, and the majority of larger prospective tenants (prospects above 100,000 square feet) elected to relocate farther north within the submarket of Far North Dallas. The reconstruction/widening of the LBJ interstate freeway and traffic congestion along the North Dallas Parkway have been significant detractions to the near-term perception of the lower half of the Far North Dallas submarket and specifically the Galleria area. However, we believe that the positive net absorption during the past several years demonstrates that smaller and mid-sized tenants continue to be attracted to the central location and the high quality of office buildings within the submarket.

Due to the recent stabilization of the property and anticipated additional leasing during the first half of calendar year 2014, management is cautiously optimistic that the Company will be able to reinstate dividends and consider a potential sale of the property once all rent from new leases commences. Any sale of the property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP Galleria North Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001310157

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP Galleria (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

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FSP Galleria North Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(10/14-12/31)
12/31/2004	$1,451	$1,247,860	6.7%
2004				$1,451
3/31/2005	$1,909	$1,641,740	7.6%
6/30/2005	$1,907	$1,640,020	7.6%
9/30/2005	$1,908	$1,640,880	7.6%
12/31/2005	$1,926	$1,656,360	7.7%
2005				$9,101
3/31/2006	$1,986	$1,707,960	7.9%
6/30/2006	$1,979	$1,701,940	7.9%
9/30/2006	$2,000	$1,720,000	8.0%
12/31/2006	$1,954	$1,680,440	7.8%
2006				$17,020
3/31/2007	$1,965	$1,689,900	7.9%
6/30/2007	$1,943	$1,670,980	7.8%
9/30/2007	$1,942	$1,670,120	7.7%
12/31/2007	$1,995	$1,715,700	7.9%
2007				$24,865
3/31/2008	$1,947	$1,674,420	7.8%
6/30/2008	$1,919	$1,650,340	7.7%
9/30/2008	$1,860	$1,599,600	7.4%
12/31/2008	$1,744	$1,499,840	7.0%
2008				$32,335
3/31/2009	$1,395	$1,199,700	5.6%
6/30/2009	$1,395	$1,199,700	5.6%
9/30/2009	$1,395	$1,199,700	5.6%
12/31/2009	$0	$0	0.0%
2009				$36,520
3/31/2010	$0	$0	0.0%
6/30/2010	$0	$0	0.0%
9/30/2010	$0	$0	0.0%
12/31/2010	$0	$0	0.0%
2010				$36,520
3/31/2011	$0	$0	0.0%
6/30/2011	$0	$0	0.0%
9/30/2011	$0	$0	0.0%
12/31/2011	$0	$0	0.0%
2011				$36,520

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FSP Galleria North Corp. - Dividend Summary

(continued)

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
				$36,520
3/31/2012	$0	$0	0.0%
6/30/2012	$0	$0	0.0%
9/30/2012	$0	$0	0.0%
12/31/2012	$0	$0	0.0%	$36,520
2012
3/31/2013	$0	$0	0.0%
6/30/2013	$0	$0	0.0%
9/30/2013	$0	$0	0.0%
2013				$36,520

*Yield based on original offering amount of $86,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

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